UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54383	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Listing

United Development Funding IV (the “Trust”) announced today that it listed its common shares of beneficial interest (the “Common Shares”) on the NASDAQ Global Select Market. Trading commenced on June 4, 2014 under the ticker symbol “UDF”. A copy of the press release announcing the listing is included as Exhibit 99.1 to this Current Report on Form 8-K.

Tender Offer

The Trust announced today that it has commenced a tender offer to purchase up to $35 million in value of the Common Shares from its shareholders. In accordance with the terms of the Tender Offer, the Trust will pay a purchase price of $20.50 per share, net to the seller in cash, less any applicable withholding taxes and without interest. The Trust intends to fund the tender offer with cash on hand and funds available under its existing revolving credit facilities. A copy of the press release announcing the tender offer is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated June 4, 2014 regarding Listing of the Common Shares
99.2	Press Release dated June 4, 2014 regarding Launch of the Tender Offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

	By:	/s/ Hollis M. Greenlaw
June 4, 2014		Name: Hollis M. Greenlaw
Title: Chief Executive Officer